Exhibit 10.2
THE CLOROX COMPANY
EXECUTIVE INCENTIVE COMPENSATION PLAN
1. Establishment, Objectives, Duration.
     The Clorox Company (hereinafter referred to as the “Company”) hereby establishes a short-term incentive compensation plan to be known as the “The Clorox Company Executive Incentive Compensation Plan” (hereinafter referred to as the “Plan”).
     The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote the success of the Company and its Subsidiaries. Awards payable under the Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.
     The Plan is effective as of July 1, 2005, subject to the approval of the Plan by the stockholders of the Company at the 2005 Annual Meeting. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 11 herein.
2. Definitions.
     The following terms, when capitalized, shall have the meanings set forth below:
     (a) “Award” means a bonus paid in cash, Shares or any combination thereof.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan.
     (e) “Company” means The Clorox Company.
     (f) “Earnings Before Income Taxes” means the earnings before income taxes of the Company as reported in the Company’s income statement for the applicable Performance Period. For purposes of the foregoing definition, Earnings Before Income Taxes shall be adjusted to exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the U.S. Securities and Exchange Commission.
     (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (h) “Fair Market Value” means, as of any date, the value of a Share determined as follows:
          (i) Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
          (ii) In the absence of an established market of the type described above for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.
     (i) “Participant” means the Company’s Chief Executive Officer and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and regulations promulgated thereunder who is selected by the Committee to participate in the Plan.
     (j) “Performance Period” means the fiscal year of the Company, or such shorter or longer period as determined by the Committee; provided, however, that a Performance Period shall in no event be less than six (6) months or more than five (5) years.
     (k) “Plan” means The Clorox Company Executive Incentive Compensation Plan.
     (l) “Share” means a share of common stock of the Company, par value $1.00 per share.
     (m) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.
3. Administration of the Plan.
     (a) The Committee. The Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under New York Stock Exchange Listing standards. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
     (b) Authority of the Committee. Subject to applicable laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the Plan.
     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.
4. Eligibility.
     Eligibility under this Plan is limited to Participants designated by the Committee, in its sole and absolute discretion.
5. Form of Payment of Awards.
     Payment of Awards under the Plan shall be made in cash, Shares or a combination thereof, as the Committee shall determine, subject to the limitations set forth in Sections 6 and 7 herein.
6. Shares Subject to the Plan.
     Award payments that are made in the form of Shares, in whole or in part, shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of The Clorox Company 2005 Stock Incentive Plan (or any successor stock incentive plan approved by the stockholders of the Company).
7. Awards.
     (a) Selection of Participants and Designation of Performance Period and Terms of Award. Within 90 days after the beginning of each Performance Period or, if less than 90 days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to an Award, the Committee shall, in writing, (i) select the Participants to whom Awards shall be granted, (ii) designate the applicable Performance Period, and (iii) specify terms and conditions for the determination and payment of the Award for each Participant for such Performance Period, including, without limitation, the extent to which the Participant shall have the right to receive an Award following termination of the Participant’s employment. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards, and may reflect distinctions based on the reasons for termination of employment.
     (b) Maximum Award. The maximum Award that may be paid to any Participant other than the Company’s chief executive officer under the Plan for any Performance Period shall not exceed 0.6% of Earnings Before Income Taxes. The maximum Award that may be paid to the Company’s chief executive officer under the Plan for any Performance Period shall not exceed 1.0% of Earnings Before Income Taxes.

     (c) Actual Award. Subject to the limitation set forth in paragraph (b) hereof, each Participant under the Plan shall be eligible to receive an Award equal to 0.6% of Earnings Before Income Taxes for the designated Performance Period, except for the Company’s chief executive officer who shall be eligible to receive an Award equal to 1.0% of Earnings Before Income Taxes for the designated Performance Period; provided, however, that the Committee may condition payment of an Award upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole and absolute discretion, and shall retain the discretion to reduce the amount of any Award that would otherwise be payable to a Participant, including a reduction in such amount to zero.
8. Committee Certification and Payment of Awards.
     As soon as reasonably practicable following the end of each Performance Period, the Committee shall determine the amount of the Award to be paid to each Participant for such Performance Period and shall certify such determination in writing. Awards shall be paid to the Participants following such certification by the Committee no later than ninety (90) days following the close of the Performance Period with respect to which the Awards are made, unless all or a portion of a Participant’s Award is deferred pursuant to the Participant’s timely and validly made election made in accordance with such terms as the Company, the Board or a committee thereof may determine.
9. Termination of Employment.
     Except as may be specifically provided in an Award pursuant to Section 7(a), a Participant shall have no right to an Award under the Plan for any Performance Period in which the Participant is not actively employed by the Company or a Subsidiary on the last day of the Performance Period to which such Award relates. In establishing Awards under Section 7(a), the Committee may also provide that in the event a Participant is not employed by the Company or a Subsidiary on the date on which the Award is paid, the Participant may forfeit his or her right to the Award paid under the Plan.
10. Taxes.
     The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements relating to Awards payable in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.
11. Amendment or Termination of the Plan.
     The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m) and regulations promulgated thereunder shall be made without such stockholder approval. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 11, make any adjustments to the Plan and/or Awards it deems appropriate.
12. No Rights to Employment.
     The Plan shall not confer upon any Participant any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment at any time, with or without cause.
13. No Assignment.
     Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.
14. Legal Construction.
     (a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.
     (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (c) Requirements of Law. The granting of Awards and the issuance of cash or Shares under the Plan shall be subject to all applicable laws and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (d) Unfunded Plan. Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

     (e) Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     (f) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
     (g) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.